UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 3, 2014

Date of Report (Date of earliest event reported)

PEERLESS SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-21287 (Commission File Number)	95-3732595 (IRS Employer Identification Number)

1055 Washington Blvd., 8th Floor

Stamford, CT 06901

(Address of principal executive offices) (Zip Code)

(203) 350-0040

(Registrant’s telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On September 3, 2014, Peerless Systems Corporation (the “Company”) entered into a Stock Purchase Agreement (the “SPA”) by and among Vicis Capital Master Fund (“Vicis”), a Cayman Island unit trust managed by Vicis Capital, LLC and Deer Valley Corporation (“Deer Valley”), a Florida corporation.

Pursuant to the terms and conditions of the SPA, Vicis and Deer Valley have agreed to sell, and the Company has agreed to purchase collectively 12,436,458 shares of Deer Valley’s common stock, representing approximately 80% of its issued and outstanding shares, for an aggregate purchase price of $3,681,900. The transaction contemplated by the SPA is expected to close prior to September 30, 2014, and is contingent upon satisfaction of customary closing conditions and consents.

The SPA contains representations, warranties and covenants of the parties customary for transactions of this type.  Until the earlier of the termination of the SPA and the consummation of the transaction, Deer Valley has agreed to operate its business and the business of its subsidiaries in the ordinary course and has agreed to certain other operating covenants, as set forth more fully in the SPA.  Vicis and Deer Valley have agreed to cease all existing, and not to solicit or initiate, discussions with third parties regarding other proposals to acquire Deer Valley.

The foregoing description of the SPA does not purport to be complete and is qualified in its entirety by reference to the SPA, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The SPA is attached as an exhibit hereto to provide investors with information regarding the terms of the transactions described therein and is not intended to modify or supplement any other factual information or disclosure about the Company, Deer Valley or any of its subsidiaries. The representations and warranties and covenants contained in the SPA were made for the purposes of the SPA, were made as of a specific date, were made solely for the benefit of the parties to the SPA, may be subject to limitations agreed upon by the parties, including being qualified by disclosure schedules made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the SPA, which subsequent information may or may not be reflected in public disclosures. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone and should instead be read in conjunction with the other information contained in the reports, statements and filings that the Company and Deer Valley publicly file with the SEC.

On September 3, 2014, the Company issued a press release announcing that it entered into the SPA to acquire 80% of the fully diluted ownership in Deer Valley.  A copy of the press release is attached as Exhibit 99.1 to this Report.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

10.1 99.1	Stock Purchase Agreement dated September 3, 2014 Press release dated September 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEERLESS SYSTEMS CORPORATION

Date: September 3, 2014	By:	/s/ Timothy E. Brog
		Name:	Timothy E. Brog
		Title:	Chief Executive Officer